Exhibit 99.2

Quarterly Supplemental Information

June 30, 2012

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-8
Key Performance Indicators	9

Financials
Balance Sheet	10
Income Statements	11-12
Funds From Operations / Adjusted Funds From Operations	13
Same Store Analysis	14-15
Capitalization Analysis	16
Debt Summary	17
Debt Detail	18
Debt Analysis	19

Operational & Portfolio Information - Office Investments
Tenant Diversification	20
Tenant Credit Rating & Lease Distribution Information	21
Leased Percentage Information	22
Rental Rate Roll Up / Roll Down Analysis	23
Lease Expiration Schedule	24
Quarterly Lease Expirations	25
Annual Lease Expirations	26
Capital Expenditures & Commitments	27
Contractual Tenant Improvements & Leasing Commissions	28
Geographic Diversification	29
Geographic Diversification by Location Type	30
Industry Diversification	31
Property Investment Activity	32
Value-Add Activity	33

Other Investments
Other Investments Detail	34

Supporting Information
Definitions	35-36
Research Coverage	37
Non-GAAP Reconciliations & Other Detail	38-41
Property Detail	42-43
Risks, Uncertainties and Limitations	44

Notice to Readers:

Please refer to page 44 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. When the Company sells properties, it restates historical income statements with the financial results of the sold assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as “Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Since its first acquisition in 1998, the Company has acquired $5.9 billion of office and industrial properties (inclusive of joint ventures) through June 30, 2012. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of June 30, 2012	As of December 31, 2011

Number of consolidated office properties (2)	74	79
Rentable square footage (in thousands) (2)	20,482	20,942
Percent leased (3)	85.0%	86.5%
Percent leased - stabilized portfolio (4)	88.1%	89.1%
Capitalization (in thousands):
Total debt - principal amount outstanding	$1,400,525	$1,472,525
Equity market capitalization (5)	$2,929,741	$2,941,611
Total market capitalization (5)	$4,330,266	$4,414,136
Total debt / Total market capitalization	32.3%	33.4%
Total debt / Total gross assets	26.7%	27.5%
Common stock data
High closing price during quarter	$17.80	$17.50
Low closing price during quarter	$16.19	$15.42
Closing price of common stock at period end	$17.21	$17.04
Weighted average fully diluted shares outstanding (in thousands) (6)	172,520	172,981
Shares of common stock issued and outstanding (in thousands)	170,235	172,630
Rating / outlook
Standard & Poor’s	BBB / Stable	BBB / Stable
Moody’s	Baa2 / Stable	Baa2 / Stable
Employees	118	116

(1)	The definition for Annualized Lease Revenue can be found on page 35.
(2)

As of June 30, 2012, our consolidated office portfolio consisted of 74 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures and our two industrial properties). During the first quarter of 2012, we sold our portfolio of assets in Portland, OR, comprised of four office properties totaling 326,000 square feet and developable land totaling 18.2 acres. During the second quarter of 2012, we sold 26200 Enterprise Way, a 145,000 square foot office building located in Lake Forest, CA, and we purchased approximately 2.0 acres of developable land in Atlanta, GA. For additional detail on asset transactions during 2012, please refer to page 32.

(3)

Calculated as leased square footage on June 30, 2012 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage (defined in note 2 above), expressed as a percentage. This measure is presented for our 74 consolidated office properties and excludes industrial and unconsolidated joint venture properties. Please refer to page 22 for additional analyses regarding Piedmont’s leased percentage.

(4)

Please refer to page 33 for information regarding value-add properties, data for which is removed from stabilized portfolio totals. The first six months of 2012 reflect the disposition of five well-leased properties totaling 470,000 square feet. Our dispositions of well-leased assets during the previous three quarters have resulted in a decrease in leased percentage; if those assets were not sold, our stabilized leased percentage would have been 88.9% as of June 30, 2012 as compared to 89.7% as of December 31, 2011.

(5)	Based on a share price of $17.21 as of June 29, 2012.
(6)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Frank C. McDowell	Donald A. Miller, CFA
Director, Chairman of the Board of Directors and Chairman of Audit Committee	Director and Vice Chairman of the Board of Directors	Chief Executive Officer, President and Director

Michael R. Buchanan	Wesley E. Cantrell	Donald S. Moss
Director and Chairman of Capital Committee	Director and Chairman of Governance Committee	Director and Chairman of Compensation Committee

William H. Keogler, Jr.	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director	Director	Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2012

Financial Results (1)

- Funds from operations (FFO) for the quarter ended June 30, 2012 was $60.3 million, or $0.35 per share (diluted), compared to $65.1 million, or $0.38 per share (diluted), for the same quarter in 2011. FFO for the six months ended June 30, 2012 was $120.3 million, or $0.70 per share (diluted), compared to $136.4 million, or $0.79 per share (diluted), for the same period in 2011. The decrease in FFO for both the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was principally related to the following factors: 1) decreased operating income due to the disposition of certain assets with meaningful operating income contributions, notably 35 West Wacker Drive, offset somewhat by operating income contributions from newly acquired assets, 2) lower overall occupancy in 2012 as compared to 2011, and 3) reduced termination fee income of $1.3 million and $4.5 million, respectively, for the three and six months ended June 30, 2012 as compared to 2011. The reduction in FFO in 2012 as compared to 2011 was also offset somewhat by reduced General & Administrative expenses, related primarily to lower legal expense and lower deferred stock compensation expense, and reduced interest expense attributable to decreased total debt outstanding due to the repayment of several loans during the last twelve months.

- Core funds from operations (Core FFO) for the quarter ended June 30, 2012 was $60.4 million, or $0.35 per share (diluted), compared to $65.8 million, or $0.38 per share (diluted), for the same quarter in 2011. Core FFO for the six months ended June 30, 2012 was $120.4 million, or $0.70 per share (diluted), compared to $137.1 million, or $0.79 per share (diluted), for the same period in 2011. The decrease in Core FFO for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was principally related to the items described for changes in FFO above.

- Adjusted funds from operations (AFFO) for the quarter ended June 30, 2012 was $36.2 million, or $0.21 per share (diluted), compared to $50.6 million, or $0.29 per share (diluted), for the same quarter in 2011. AFFO for the six months ended June 30, 2012 was $86.3 million, or $0.50 per share (diluted), compared to $106.9 million, or $0.62 per share (diluted), for the same period in 2011. The decrease in AFFO for the three months ended June 30, 2012 as compared to the same period in 2011 was primarily related to the items described above for the FFO variance, as well as increased rental abatements associated with newly commenced leases in 2012 as compared to 2011, and an increase in non-incremental capital expenditures in 2012 as compared to 2011. The decrease in AFFO for the six months ended June 30, 2012 as compared to the same period in 2011 was primarily related to the items described above for the FFO variance, as well as increased rental abatements associated with newly commenced leases in 2012 as compared to 2011, offset somewhat by a decrease in non-incremental capital expenditures in 2012 as compared to 2011.

- During the quarter ended June 30, 2012, the Company paid to shareholders a quarterly dividend in the amount of $0.20 per share for its common stock. The Company’s dividend payout percentage for the six months ended June 30, 2012 was 57.3% of Core FFO and 79.9% of AFFO.

Operations

- On a square footage leased basis, our total office portfolio was 85.0% leased as of June 30, 2012, as compared to 86.5% as of December 31, 2011 and 84.4% as of March 31, 2012. On a stabilized square footage leased basis, our portfolio was 88.1% leased as of June 30, 2012. The stabilized leased percentage excludes the impact of value-add acquisitions completed in 2010 and 2011 (see page 33) that have not yet reached stabilization, including 500 West Monroe Street in Chicago, IL, The Medici in Atlanta, GA, Suwanee Gateway One in Suwanee, GA, and 400 TownPark in Lake Mary, FL. During the last year, our same store stabilized leased percentage declined from 88.5% at June 30, 2011 to 87.9% at June 30, 2012. The primary reason for the decline in the leased rate for our same store stabilized assets during that period is negative net absorption associated with several recent lease expirations (after taking into account leases signed to backfill the affected spaces), including space at 200 Bridgewater Crossing in Bridgewater, NJ associated with the sanofi-aventis lease expiration and at Aon Center in Chicago, IL associated with the Kirkland & Ellis lease expiration. Please refer to page 22 for additional leased percentage information.

- The weighted average remaining lease term of our portfolio was 6.5 years(2) as of June 30, 2012 as compared to 6.4 years at December 31, 2011.

- During the three months ended June 30, 2012, the Company completed 595,000 square feet of total leasing. Of the total office leasing activity during the quarter, we signed renewal leases for 234,000 square feet and new tenant leases for 362,000 square feet. No leases were signed for our industrial or joint venture assets during the quarter. During the first half of the year, we completed 1,041,000 square feet of leasing for our consolidated office properties and 1,414,000 square feet of leasing inclusive of activity associated with our industrial and unconsolidated joint venture assets. The average committed capital cost for leases signed during the first half of the year at our consolidated office properties was $4.75 per square foot per year of lease term. Average committed capital cost per square foot per year of lease term for renewal leases signed during the six months ended June 30, 2012 was $2.48 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.83 (see page 28).

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 35-36 for definitions of non-GAAP financial measures. See pages 13 and 38 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of June 30, 2012) is weighted based on Annualized Lease Revenue, as defined on page 35.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2012

-	During the three months ended June 30, 2012, we executed six leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	2025	New (former sub-tenant)
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	2023	New
HD Vest	Las Colinas Corporate Center I	Irving, TX	81,069	2023	Renewal
Dendreon Corporation	200 Bridgewater Crossing	Bridgewater, NJ	39,937	2023	New
Global Knowledge Training, LLC	Windy Point I	Schaumburg, IL	22,028	2020	Renewal / Expansion
Comptroller of the Currency	400 Virginia Avenue	Washington, DC	21,042	2017	Renewal

Leasing Update

-	As of March 31, 2012, there were three tenants whose leases contributed greater than 1% to our Annualized Lease Revenue and were scheduled to expire during the second quarter of 2012 or the eighteen month period following the end of the second quarter of 2012. Information regarding the leasing status of the spaces associated with those tenants’ leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter Annualized Lease Revenue (%)	Expiration (2)	Current Leasing Status
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.9%	Q3 2012	The Company is awaiting the release of the Congressionally-approved solicitation for offers from the GSA, a key component of the Government’s space acquisition process. National Park Service is now in holdover status. The Company anticipates that the National Park Service will remain in holdover in its existing space while the GSA negotiates the National Park Service’s future lease.
Comptroller of the Currency	One Independence Square	Washington, D.C.	333,815	3.7%	Q1 2013	The tenant is expected to vacate at lease expiration. The Company is actively marketing the space for lease.
BP	Aon Center	Chicago, IL	776,359	5.9%	Q4 2013	Lease negotiations with the primary sublessee, Aon Corporation, are near completion. Aon is expected to lease approximately 400,000 square feet on a direct basis with no downtime between the expiration of the BP lease and the commencement of the Aon lease. Additionally, long-term leases comprising approximately 37% of the square footage leased by BP have been entered into with: Thoughtworks, Integrys Energy Group, and Federal Home Loan Bank. After the execution of the Aon lease, leases comprising approximately 88% of the square footage leased by BP will have been signed.

(1) Square footage represents the total square footage leased by the tenant at the building expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2012

-	Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant Name	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
KPMG	Aon Center	Chicago, IL	239,189	Vacant	Q3 2012	New
United Healthcare Services, Inc.	Aon Center	Chicago, IL	55,059	Vacant	Q3 2012	New
GE (1)	500 West Monroe Street	Chicago, IL	86,028	Vacant	Q4 2012 - Q4 2014	Expansion
Brother International Corporation	200 Bridgewater Crossing	Bridgewater, NJ	101,724	Vacant	Q1 2013	New
Thoughtworks, Inc.	Aon Center	Chicago, IL	52,529	Not Vacant	Q4 2013	New
Federal Home Loan Bank of Chicago	Aon Center	Chicago, IL	79,054	Not Vacant	Q4 2013	New
Integrys Business Support, LLC	Aon Center	Chicago, IL	159,432	Not Vacant	Q2 2014	New
Piper Jaffray & Co.	US Bancorp Center	Minneapolis, MN	123,882	Not Vacant	Q2 2014	New

(1) The square footage presented includes the 19th floor premises, which is leased through fourth quarter 2012. GE is required to lease that space one year after the commencement of the renewal term.

Occupancy versus NOI Analysis

-	Piedmont has been in a period of high lease rollover since 2010. This high lease rollover has resulted in a decrease in leased percentage and economic leased percentage. This, in turn, has effected a lower Same Store NOI than might otherwise be anticipated given the overall leased percentage and the historical relationship between leased percentage and Same Store NOI. The decreased economic leased percentage is attributable to two factors:

1) leases which have been contractually entered into for currently vacant space which have not commenced (amounting to approximately 600,000 square feet of leases as of June 30, 2012, or 2.8% of the office portfolio); and

2) leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.3 million square feet of leases as of June 30, 2012, or a 4.7% impact to leased percentage on an economic basis).

As the executed but not commenced leases become effective and as the rental abatement periods expire, there will be greater Same Store NOI growth than might otherwise be expected based on changes in overall leased percentage alone during that time period.

Financing and Capital Activity

-	As of June 30, 2012, our ratio of debt to total gross assets was 26.7%, our ratio of debt to gross real estate assets was 30.7%, and our ratio of debt to total market capitalization was 32.3%. These debt ratios are based on total principal amount outstanding for our various loans at June 30, 2012.

-	On May 31, 2012, Piedmont completed the sale of 26200 Enterprise Way, a 144,906 square foot office building located in Lake Forest, CA. The property was sold for $28.25 million, or $195 per square foot. Piedmont recorded a gain on the sale of the asset of approximately $10 million. The sale allowed the Company to divest a two-story property that was not deemed to be consistent with its long-term strategic objectives for location and building quality.

-	On June 28, 2012, Piedmont completed the purchase of approximately 2.0 acres of land adjacent to The Medici, one of the Company’s recent value-add acquisitions, in Atlanta, GA. The site is commonly referred to as Gavitello by brokers. Located within the Buckhead area of Atlanta, the site is part of a mixed-use, high-end office and residential complex. The site is zoned for office development and will accommodate a building consisting of approximately 250,000 square feet. The acquisition adds to the Company’s developable land holdings and allows the Company to control a site that is directly competitive to The Medici.

-	On May 1, 2012, Piedmont repaid a $45 million loan secured by 4250 North Fairfax Drive in Arlington, VA. The loan was open to prepayment without any yield maintenance requirements. The repayment of the loan allowed Piedmont to further its strategic objective of decreasing its secured debt borrowings in relation to its total borrowings.

-	On May 2, 2012, the Board of Directors of Piedmont declared dividends for the second quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on June 1, 2012. The dividends were paid on June 22, 2012.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of June 30, 2012

-	During the second quarter of 2012, the Company repurchased approximately 2.6 million shares of common stock at an average purchase price of $16.66 per share, or approximately $42.8 million in aggregate (before consideration of transaction costs). Since the stock repurchase program’s inception last fall, the Company has repurchased a total of 2.8 million shares at an average price of $16.62 per share, or approximately $46.1 million in aggregate (before consideration of transaction costs). Any future repurchases of the Company’s common stock will be made at the discretion of the Company. As of quarter end, there was Board-approved capacity for additional repurchases totaling approximately $250 million under the stock repurchase plan.

-	The ongoing shareholder litigation is awaiting the judge’s ruling on our motion to dismiss the one remaining item in the case. Piedmont believes that the case is without merit and intends to continue to vigorously defend. See Piedmont’s Form 10-Q dated as of June 30, 2012 for further disclosure.

Subsequent Events

-	Piedmont is close to finalizing a new $500 million unsecured revolving credit facility. The terms of the facility will be provided after the transaction has closed. The Company’s current revolver will be terminated prior to the effectiveness of the transaction.

-	On August 1, 2012, the Board of Directors of Piedmont declared dividends for the third quarter of 2012 in the amount of $0.20 per common share outstanding to stockholders of record as of the close of business on August 31, 2012. The dividends are to be paid on September 21, 2012.

Guidance for 2012

-	The following financial guidance for calendar year 2012 remains unchanged and is based on management’s expectations at this time:

Low High
Core Funds from Operations	$234 - $250 million
Core Funds from Operations per diluted share	$1.35 - $1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections, including the disposition of 35 West Wacker Drive which contributed approximately $0.13 per share of funds from operations in 2011. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 35-36 and reconciliations are provided on pages 38-40.

	Three Months Ended
Selected Operating Data	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Percent leased (1)	85.0%	84.4%	86.5%	86.4%	86.5%

Percent leased - stabilized portfolio (1) (2)	88.1%	87.5%	89.1%	88.8%	89.0%

Rental income	$105,992	$105,282	$105,982	$104,460	$103,205

Total revenues	$133,716	$132,697	$135,992	$132,805	$135,555

Total operating expenses	$97,840	$98,111	$103,509	$96,386	$100,034

Real estate operating income	$35,876	$34,586	$32,483	$36,419	$35,521

Core EBITDA	$76,327	$76,680	$82,523	$86,941	$84,729

Core FFO	$60,356	$60,043	$65,270	$69,203	$65,843

Core FFO per share - diluted	$0.35	$0.35	$0.38	$0.40	$0.38

AFFO	$36,216	$50,113	$44,728	$50,988	$50,578

AFFO per share - diluted	$0.21	$0.29	$0.26	$0.29	$0.29

Gross dividends	$34,418	$34,526	$54,441	$54,441	$54,440

Dividends per share	$0.200	$0.200	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,638,101	$3,657,677	$3,704,051	$3,926,638	$3,899,639

Total gross real estate assets	$4,558,128	$4,590,544	$4,615,812	$4,875,854	$4,828,700

Total assets	$4,328,308	$4,326,698	$4,447,834	$4,613,118	$4,560,206

Net debt (3)	$1,325,610	$1,298,738	$1,323,796	$1,600,650	$1,583,812

Total liabilities	$1,601,568	$1,550,040	$1,674,406	$1,896,195	$1,838,983

Ratios

Core EBITDA margin (4)	56.9%	57.1%	55.8%	59.8%	56.1%

Fixed charge coverage ratio (5)	4.8 x	4.6 x	4.7 x	4.9 x	4.4 x

Net debt to core EBITDA (6) (7)	4.3 x	4.2 x	4.0 x	4.6 x	4.7 x

(1) Please refer to page 22 for additional leased percentage information.

(2) Please refer to page 33 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.

(3) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt during the fourth quarter of 2011 was primarily attributable to the application of proceeds from the sale of 35 West Wacker Drive.

(4) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(5) The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(6) The Company’s net debt declined during the fourth quarter of 2011 with the application of the proceeds from the sale of 35 West Wacker Drive, thereby positively affecting the net debt to core EBITDA ratios.

(7) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Assets:
Real estate, at cost:
Land assets	$629,476	$631,745	$640,196	$693,229	$693,962
Buildings and improvements	3,754,954	3,750,475	3,759,596	3,930,126	3,894,258
Buildings and improvements, accumulated depreciation	(837,285)	(813,679)	(792,342)	(807,917)	(792,881)
Intangible lease asset	149,544	191,599	198,667	232,973	225,182
Intangible lease asset, accumulated amortization	(82,742)	(119,188)	(119,419)	(141,299)	(136,180)
Construction in progress	24,154	16,725	17,353	19,526	15,298

Total real estate assets	3,638,101	3,657,677	3,704,051	3,926,638	3,899,639
Investment in unconsolidated joint ventures	37,580	37,901	38,181	38,391	41,271
Cash and cash equivalents	26,869	28,679	139,690	16,128	21,404
Tenant receivables, net of allowance for doubtful accounts	22,884	24,932	24,722	32,066	31,143
Straight line rent receivable	111,731	106,723	104,801	110,818	107,463
Notes receivable	19,000	19,000	-	-	-
Due from unconsolidated joint ventures	569	449	788	643	537
Escrow deposits and restricted cash	48,046	25,108	9,039	47,747	32,309
Prepaid expenses and other assets	7,385	12,477	9,911	13,978	14,577
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	4,597	5,187	5,977	4,788	4,396
Deferred lease costs, less accumulated amortization	231,449	228,468	230,577	241,824	227,370

Total assets	$4,328,308	$4,326,698	$4,447,834	$4,613,118	$4,560,206

Liabilities:
Line of credit and notes payable	$1,400,525	$1,352,525	$1,472,525	$1,664,525	$1,637,054
Accounts payable, accrued expenses, and accrued capital expenditures	126,207	116,292	122,986	143,106	126,111
Deferred income	23,668	32,031	27,321	32,514	32,161
Intangible lease liabilities, less accumulated amortization	44,246	46,640	49,037	56,050	43,657
Interest rate swap	6,922	2,552	2,537	-	-

Total liabilities	1,601,568	1,550,040	1,674,406	1,896,195	1,838,983

Stockholders’ equity:
Common stock	1,702	1,726	1,726	1,728	1,728
Additional paid in capital	3,665,284	3,664,202	3,663,662	3,663,155	3,662,522
Cumulative distributions in excess of earnings	(934,933)	(888,331)	(891,032)	(952,370)	(948,956)
Other comprehensive loss	(6,922)	(2,552)	(2,537)	-	(44)

Piedmont stockholders’ equity	2,725,131	2,775,045	2,771,819	2,712,513	2,715,250
Non-controlling interest	1,609	1,613	1,609	4,410	5,973

Total stockholders’ equity	2,726,740	2,776,658	2,773,428	2,716,923	2,721,223

Total liabilities, redeemable common stock and stockholders’ equity	$4,328,308	$4,326,698	$4,447,834	$4,613,118	$4,560,206

Common stock outstanding at end of period	170,235	172,630	172,630	172,827	172,827

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Revenues:
Rental income	$105,992	$105,282	$105,982	$104,460	$103,205
Tenant reimbursements	27,010	26,718	29,409	28,268	30,640
Property management fee revenue	626	574	281	110	363
Other rental income	88	123	320	(33)	1,347

Total revenues	133,716	132,697	135,992	132,805	135,555

Operating expenses:
Property operating costs	53,699	52,743	55,107	50,814	52,950
Depreciation	27,798	27,368	26,794	26,071	25,702
Amortization	11,478	12,743	15,403	14,824	14,040
Impairment loss	-	-	-	-	-
General and administrative	4,865	5,257	6,205	4,677	7,342

Total operating expenses	97,840	98,111	103,509	96,386	100,034

Real estate operating income	35,876	34,586	32,483	36,419	35,521

Other income (expense):
Interest expense	(15,943)	(16,537)	(16,179)	(16,236)	(17,762)
Interest and other income (expense)	285	97	(357)	(91)	(238)
Equity in income of unconsolidated joint ventures	246	170	587	485	338
Gain / (loss) on consolidation of variable interest entity	-	-	-	-	(388)
Gain / (loss) on extinguishment of debt	-	-	1,039	-	-

Total other income (expense)	(15,412)	(16,270)	(14,910)	(15,842)	(18,050)

Income from continuing operations	20,464	18,316	17,573	20,577	17,471

Discontinued operations:
Operating income, excluding impairment loss	240	1,085	5,550	3,697	3,560
Gain / (loss) on sale of properties	10,008	17,830	95,901	26,756	-

Income / (loss) from discontinued operations (1)	10,248	18,915	101,451	30,453	3,560

Net income	30,712	37,231	119,024	51,030	21,031

Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)

Net income attributable to Piedmont	$30,708	$37,227	$119,020	$51,026	$21,027

Weighted average common shares outstanding - diluted	172,209	172,874	173,036	173,045	172,986

Net income per share available to common stockholders - diluted	$0.18	$0.22	$0.69	$0.29	$0.12

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; and 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended				Six Months Ended
	6/30/2012	6/30/2011	Change	Change	6/30/2012	6/30/2011	Change	Change
Revenues:
Rental income	$105,992	$103,205	$2,787	2.7%	$211,275	$203,035	$8,240	4.1%
Tenant reimbursements	27,010	30,640	(3,630)	-11.8%	53,728	57,520	(3,792)	-6.6%
Property management fee revenue	626	363	263	72.5%	1,199	1,193	6	0.5%
Other rental income	88	1,347	(1,259)	-93.5%	212	4,751	(4,539)	-95.5%

Total revenues	133,716	135,555	(1,839)	-1.4%	266,414	266,499	(85)	0.0%

Operating expenses:
Property operating costs	53,699	52,950	(749)	-1.4%	106,442	101,743	(4,699)	-4.6%
Depreciation	27,798	25,702	(2,096)	-8.2%	55,167	50,663	(4,504)	-8.9%
Amortization	11,478	14,040	2,562	18.2%	24,221	24,314	93	0.4%
Impairment loss	-	-	-	0.0%	-	-	-	0.0%
General and administrative	4,865	7,342	2,477	33.7%	10,122	13,954	3,832	27.5%

Total operating expenses	97,840	100,034	2,194	2.2%	195,952	190,674	(5,278)	-2.8%

Real estate operating income	35,876	35,521	355	1.0%	70,462	75,825	(5,363)	-7.1%

Other income (expense):
Interest expense	(15,943)	(17,762)	1,819	10.2%	(32,480)	(33,402)	922	2.8%
Interest and other income (expense)	285	(238)	523	219.7%	382	3,221	(2,839)	-88.1%
Equity in income of unconsolidated joint ventures	246	338	(92)	-27.2%	416	547	(131)	-23.9%
Gain / (loss) on consolidation of variable interest entity	-	(388)	388	100.0%	-	1,532	(1,532)	-100.0%

Total other income (expense)	(15,412)	(18,050)	2,638	14.6%	(31,682)	(28,102)	(3,580)	-12.7%

Income from continuing operations	20,464	17,471	2,993	17.1%	38,780	47,723	(8,943)	-18.7%

Discontinued operations:
Operating income, excluding impairment loss	240	3,560	(3,320)	-93.3%	1,325	7,279	(5,954)	-81.8%
Gain / (loss) on sale of properties	10,008	-	10,008	0.0%	27,838	-	27,838	0.0%

Income / (loss) from discontinued operations (1)	10,248	3,560	6,688	187.9%	29,163	7,279	21,884	300.6%

Net income	30,712	21,031	9,681	46.0%	67,943	55,002	12,941	23.5%

Less: Net income attributable to noncontrolling interest	(4)	(4)	-	0.0%	(8)	(8)	-	0.0%

Net income attributable to Piedmont	$30,708	$21,027	$9,681	46.0%	$67,935	$54,994	$12,941	23.5%

Weighted average common shares outstanding - diluted	172,209	172,986			172,520	172,908

Net income per share available to common stockholders - diluted	$0.18	$0.12			$0.39	$0.32

(1) Reflects operating results for Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, which were all sold on March 19, 2012; and 26200 Enterprise Way in Lake Forest, CA, which was sold on May 31, 2012.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net income attributable to Piedmont	$30,708	$21,027	$67,935	$54,994

Depreciation (1) (2)	28,033	27,879	55,842	55,033
Amortization (1)	11,539	15,878	24,379	27,984
Impairment loss (1)	-	-	-	-
(Gain) / loss on sale of properties (1)	(10,008)	(45)	(27,838)	(45)
(Gain) / loss on consolidation of VIE	-	388	-	(1,532)

Funds from operations	60,272	65,127	120,318	136,434

Acquisition costs	84	716	81	690

Core funds from operations	60,356	65,843	120,399	137,124

Depreciation of non real estate assets	108	168	201	338
Stock-based and other non-cash compensation expense	289	896	623	1,864
Deferred financing cost amortization (1)	590	1,060	1,392	1,667
Amortization of fair market adjustments on notes payable	-	942	-	942
Straight-line effects of lease revenue (1)	(5,477)	(2,596)	(7,042)	(359)
Amortization of lease-related intangibles (1)	(1,785)	(1,670)	(3,316)	(3,033)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	(484)
Acquisition costs	(84)	(716)	(81)	(690)
Non-incremental capital expenditures (3)	(17,781)	(13,349)	(25,847)	(30,480)

Adjusted funds from operations	$36,216	$50,578	$86,329	$106,889

Weighted average common shares outstanding - diluted	172,209	172,986	172,520	172,908

Funds from operations per share (diluted)	$0.35	$0.38	$0.70	$0.79
Core funds from operations per share (diluted)	$0.35	$0.38	$0.70	$0.79
Adjusted funds from operations per share (diluted)	$0.21	$0.29	$0.50	$0.62

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate ownership in unconsolidated joint ventures.

(2)	Excludes depreciation of non real estate assets.

(3)	Non-incremental capital expenditures are defined on page 36.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net income attributable to Piedmont	$30,708	$21,027	$67,935	$54,994

Net income attributable to noncontrolling interest	4	121	8	243
Interest expense	15,943	19,313	32,480	36,487
Depreciation (1)	28,141	28,047	56,043	55,371
Amortization (1)	11,539	15,878	24,379	27,984
Impairment loss (1)	-	-	-	-
(Gain) / loss on sale of properties (1)	(10,008)	(45)	(27,838)	(45)
(Gain) / loss on consolidation of VIE	-	388	-	(1,532)

Core EBITDA	76,327	84,729	153,007	173,502

General & administrative expenses (1)	4,866	7,392	10,184	14,096
Management fee revenue	(626)	(363)	(1,199)	(1,193)
Interest and other income (1)	(305)	253	(403)	(3,206)
Lease termination income	(88)	(1,347)	(212)	(4,751)
Lease termination expense - straight line rent & acquisition intangibles write-offs	165	43	264	479
Straight-line effects of lease revenue (1)	(5,642)	(2,639)	(7,306)	(667)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(1,785)	(1,670)	(3,316)	(3,204)

Core net operating income - cash basis	72,912	86,398	151,019	175,056

Net operating income from:
Acquisitions (2)	(3,886)	(3,446)	(7,036)	(3,444)
Dispositions (3)	(296)	(7,376)	(1,692)	(14,873)
Industrial properties	(245)	(242)	(487)	(479)
Unconsolidated joint ventures	(598)	(696)	(1,188)	(1,354)

Same Store NOI - Cash Basis	$67,887	$74,638	$140,616	$154,906

Change period over period	-9.0%	N/A	-9.2%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Six Months Ended
	6/30/2012		6/30/2011		6/30/2012		6/30/2011
	$	%	$	%	$	%	$	%

Washington, D.C. (4)	$17,996	26.5	$17,731	23.7	$37,046	26.3	$35,753	23.1
New York (5)	11,111	16.4	14,093	18.9	23,429	16.7	27,678	17.9
Chicago (6)	9,573	14.1	12,815	17.2	18,999	13.5	25,208	16.3
Minneapolis	5,277	7.8	4,937	6.6	10,270	7.3	9,980	6.4
Dallas	3,529	5.2	3,390	4.5	7,334	5.2	7,203	4.6
Los Angeles (7)	3,232	4.7	3,858	5.2	6,408	4.6	7,459	4.8
Boston (8)	2,696	4.0	2,598	3.5	5,240	3.7	6,469	4.2
Other (9)	14,473	21.3	15,216	20.4	31,890	22.7	35,156	22.7

Total	$67,887	100.0	$74,638	100.0	$140,616	100.0	$154,906	100.0

(1) Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; and Gavitello Land Parcels in Atlanta, GA, purchased on June 28, 2012.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; and 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the six months ended June 30, 2012 as compared to the same period in 2011 was primarily related to increased rental revenue due to a rental rate increase associated with the lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C.

(5) The decrease in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to the lease expirations of and the downtime and rental abatements associated with newly signed leases to backfill the spaces formerly occupied by sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ.

(6) The decrease in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011. The loss of the Zurich and Kirkland & Ellis leases reduced rental revenues by approximately $5.2 million and $10.4 million, respectively, for the three months and the six months ended June 30, 2012; these amounts are offset partially by incremental operating expense savings due to the vacancy of those tenants. Additionally, the negative contributions are offset somewhat by the commencement of several new leases during the last year (although there are several replacement leases that are in abatement or have yet to commence).

(7) The decrease in Los Angeles Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to a net lease expiration of approximately 65,000 square feet at 1055 East Colorado Boulevard in Pasadena, CA.

(8) The decrease in Boston Same Store Net Operating Income for the six months ended June 30, 2012 as compared to the same period in 2011 was primarily due to a rental abatement concession associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA. The renewal period for the State Street Bank lease commenced in April 2011.

(9) The decrease in Other Same Store Net Operating Income for the three months ended June 30, 2012 as compared to the same period in 2011 was primarily related to a rental abatement concession in 2012 associated with a new lease with Grand Canyon Education at Desert Canyon 300 in Phoenix, AZ. The decrease in Other Same Store Net Operating Income for the six months ended June 30, 2012 as compared to the same period in 2011 was primarily attributable to four factors: 1) the rental abatement concession described above at Desert Canyon 300 in Phoenix, AZ, 2) a rental abatement concession in 2012 associated with a new lease with Chrysler Group, LLC at 1075 West Entrance Drive in Auburn Hills, MI, 3) a decrease in rental revenue associated with a lower lease renewal rental rate at 5601 Headquarters Drive in Plano, TX, and 4) a decrease in rental revenue associated with lease expirations in 2011 at Las Colinas Corporate Center II in Irving, TX.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Six Months Ended
	6/30/2012	6/30/2011	6/30/2012	6/30/2011
Net income attributable to Piedmont	$30,708	$21,027	$67,935	$54,994

Net income attributable to noncontrolling interest	4	121	8	243
Interest expense	15,943	19,313	32,480	36,487
Depreciation (1)	28,141	28,047	56,043	55,371
Amortization (1)	11,539	15,878	24,379	27,984
Impairment loss (1)	-	-	-	-
(Gain) / loss on sale of properties (1)	(10,008)	(45)	(27,838)	(45)
(Gain) / loss on consolidation of VIE	-	388	-	(1,532)

Core EBITDA	76,327	84,729	153,007	173,502

General & administrative expenses (1)	4,866	7,392	10,184	14,096
Management fee revenue	(626)	(363)	(1,199)	(1,193)
Interest and other income (1)	(305)	253	(403)	(3,206)
Lease termination income	(88)	(1,347)	(212)	(4,751)
Lease termination expense - straight line rent & acquisition intangibles write-offs	165	43	264	479

Core net operating income - accrual basis	80,339	90,707	161,641	178,927

Net operating income from:
Acquisitions (2)	(5,120)	(3,591)	(9,309)	(3,590)
Dispositions (3)	(308)	(8,958)	(1,690)	(17,961)
Industrial properties	(496)	(257)	(749)	(513)
Unconsolidated joint ventures	(563)	(653)	(1,127)	(1,269)

Same Store NOI - Accrual Basis	$73,852	$77,248	$148,766	$155,594

Change period over period	-4.4%	N/A	-4.4%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Six Months Ended
	6/30/2012		6/30/2011		6/30/2012		6/30/2011
	$	%	$	%	$	%	$	%

Washington, D.C. (4)	$19,437	26.3	$18,228	23.6	$39,893	26.8	$36,305	23.3
New York (5)	11,988	16.2	13,688	17.7	24,587	16.5	27,317	17.5
Chicago (6)	9,177	12.4	12,308	15.9	18,306	12.3	24,401	15.7
Minneapolis (7)	5,552	7.5	5,911	7.6	10,888	7.3	11,920	7.7
Dallas	3,883	5.3	3,601	4.7	7,811	5.3	7,635	4.9
Los Angeles (8)	3,101	4.2	3,699	4.8	6,436	4.3	7,109	4.6
Boston	2,989	4.1	2,831	3.7	5,856	4.0	6,354	4.1
Other (9)	17,725	24.0	16,982	22.0	34,989	23.5	34,553	22.2

Total	$73,852	100.0	$77,248	100.0	$148,766	100.0	$155,594	100.0

(1) Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011; 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011; The Dupree in Atlanta, GA, purchased on April 29, 2011; The Medici in Atlanta, GA, purchased on June 7, 2011; 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011; 400 TownPark in Lake Mary, FL purchased on November 10, 2011; and Gavitello Land Parcels in Atlanta, GA, purchased on June 28, 2012.

(3) Dispositions consist of Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011; 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011; 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011; Deschutes, Rhein, Rogue, Willamette, and Portland Land Parcels in Beaverton, OR, sold on March 19, 2012; and 26200 Enterprise Way in Lake Forest, CA, sold on May 31, 2012.

(4) The increase in Washington, D.C. Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily attributable to two factors: 1) an increase in revenue due to a rental rate increase associated with the lease extension of the Comptroller of the Currency at One Independence Square in Washington, D.C., and 2) increased rental revenue as a result of the commencement of several new leases at Piedmont Pointe I and II in Bethesda, MD.

(5) The decrease in New York Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to the lease expirations of and the downtime associated with newly signed leases to backfill the spaces formerly occupied by sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ.

(6) The decrease in Chicago Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL in August 2011, as well as the expiration of the Kirkland & Ellis lease at Aon Center in Chicago, IL in December 2011. The loss of the Zurich and Kirkland & Ellis leases reduced rental revenues by approximately $4.6 million and $9.2 million, respectively, for the three months and the six months ended June 30, 2012; these amounts are offset partially by incremental operating expense savings due to the vacancy of those tenants. Additionally, the negative contributions are offset somewhat by the commencement of several new leases during the last year.

(7) The decrease in Minneapolis Same Store Net Operating Income for the three months and the six months ended June 30, 2012 as compared to the same periods in 2011 was primarily related to the net loss of approximately 76,000 leased square feet associated with the expiration of the HSBC Card Services lease at Crescent Ridge II in Minnetonka, MN.

(8) The decrease in Los Angeles Same Store Net Operating Income for the three months ended June 30, 2012 as compared to the same period in 2011 was primarily related to a net lease expiration of approximately 65,000 square feet at 1055 East Colorado Boulevard in Pasadena, CA.

(9) The increase in Other Same Store Net Operating Income for the three months ended June 30, 2012 as compared to the same period in 2011 was primarily related to three factors: 1) an increase in rental revenue due to downtime between the EDS and Chrysler Group leases in 2011 at 1075 West Entrance Drive in Auburn Hills, MI, 2) an increase in rental revenue due to the commencement of the US Foods lease at River Corporate Center in Tempe, AZ, and 3) an increase in rental revenue due to the commencement of several new leases at Glenridge Highlands II in Atlanta, GA.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of June 30, 2012	As of December 31, 2011
Common stock price (1)	$17.21	$17.04
Total shares outstanding	170,235	172,630
Equity market capitalization (1)	$2,929,741	$2,941,611
Total debt - principal amount outstanding	$1,400,525	$1,472,525
Total market capitalization (1)	$4,330,266	$4,414,136
Total debt / Total market capitalization	32.3%	33.4%
Total gross real estate assets	$4,558,128	$4,615,812
Total debt / Total gross real estate assets (2)	30.7%	31.9%
Total debt / Total gross assets (3)	26.7%	27.5%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Total debt to total gross real estate assets ratio is defined as total debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(3) Total debt to total gross assets ratio is defined as total debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of June 30, 2012

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$113,000(2)	0.73%	2.0 months
Fixed Rate	1,287,525	4.59%	38.3 months

Total	$1,400,525	4.28%	35.4 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$413,000	2.15%(3)	38.9 months
Secured	987,525	5.17%	33.9 months

Total	$1,400,525	4.28%	35.4 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2012	$0	$113,000	0.73%	8.1%
2013	0	0	N/A	0.0%
2014	575,000	0	4.89%	41.0%
2015	105,000	0	5.29%	7.5%
2016	167,525	300,000	3.71%	33.4%
2017	140,000	0	5.76%	10.0%

Total	$987,525	$413,000	4.28%	100.0%

(1) All of Piedmont’s outstanding debt as of June 30, 2012 was interest-only debt.

(2) Amount represents the outstanding balance as of June 30, 2012, on the $500 million unsecured line of credit.

(3) The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured line of credit and our $300 million unsecured term loan. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity	Principal Amount Outstanding as of June 30, 2012

Secured
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%	5/1/2014	$200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%	5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (2)	4.84%	6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (3)	5.50%	4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%	11/1/2017	140,000

Subtotal / Weighted Average (4)		5.17%		$987,525

Unsecured
$500.0 Million Unsecured Facility (5)	N/A	0.73%(6)	8/30/2012	$113,000
$300.0 Million Unsecured Term Loan	N/A	2.69%(7)	11/22/2016	300,000

Subtotal / Weighted Average (4)		2.15%		$413,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		4.28%		$1,400,525

(1) All of Piedmont’s outstanding debt as of June 30, 2012, was interest-only debt.

(2) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(3) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(4) Weighted average is based on the total balance outstanding and interest rate at June 30, 2012.

(5) All of Piedmont’s outstanding debt as of June 30, 2012, was term debt with the exception of $113 million outstanding on our unsecured line of credit. Piedmont is close to finalizing a new $500 million unsecured revolving credit facility. The terms of the facility will be provided after the transaction has closed. The Company’s current revolver will be terminated prior to the effectiveness of the transaction.

(6) The interest rate on the $500 million unsecured line of credit is equal to the weighted average interest rate on all outstanding draws as of June 30, 2012. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of June 30, 2012) over the selected rate based on Piedmont’s current credit rating.

(7) The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of June 30, 2012

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.35
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.62
Maximum Secured Indebtedness Ratio	0.40	0.25
Minimum Unencumbered Leverage Ratio	1.60	4.81
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	19.68
Maximum Certain Permitted Investments Ratio (4)	0.35	0.01

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended June 30, 2012	Six months ended June 30, 2012	Year ended December 31, 2011
Net debt to core EBITDA	4.3 x	4.3 x	3.9 x
Fixed charge coverage ratio (5)	4.8 x	4.7 x	4.8 x
Interest coverage ratio (6)	4.8 x	4.7 x	4.8 x

(5) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended June 30, 2012 and December 31, 2011.

(6) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended June 30, 2012 and December 31, 2011.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of June 30, 2012

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	9	(4)	$73,357	13.6	1,596	9.2
BP(5)	A / A2	1	2013	31,749	5.9	776	4.5
US Bancorp	A / Aa3	3	2014 / 2023(6)	27,862	5.2	973	5.6
State of New York	AA / Aa2	1	2019	19,839	3.7	481	2.8
Independence Blue Cross	No rating available	1	2023	14,267	2.6	761	4.4
Nestle	AA / Aa2	1	2015	13,818	2.6	392	2.2
GE	AA+ / Aa3	2	2027	12,912	2.4	393	2.3
Shaw	BBB- / Ba1	1	2018	9,836	1.8	313	1.8
City of New York	AA / Aa2	1	2020	9,403	1.7	313	1.8
Lockheed Martin	A- / Baa1	3	2014	9,320	1.7	283	1.6
DDB Needham	BBB+ / Baa1	1	2018	9,002	1.7	246	1.4
KPMG	No rating available	2	2027	8,946	1.7	277	1.6
Gallagher	No rating available	1	2018	8,013	1.5	307	1.8
Gemini	A+ / A2	1	2021	7,304	1.4	205	1.2
Caterpillar Financial	A / A2	1	2022	7,275	1.3	312	1.8
Harvard University	AAA / Aaa	2	2017	6,652	1.2	105	0.6
Raytheon	A- / A3	2	2019	6,555	1.2	440	2.5
KeyBank	A- / A3	2	2016	6,383	1.2	210	1.2
Edelman	No rating available	1	2024	6,094	1.1	178	1.0
Harcourt	BBB+	1	2016	6,038	1.1	195	1.1
Jones Lang LaSalle	BBB- / Baa2	1	2017	5,777	1.1	165	0.9
Qwest Communications	BB / Baa3	1	2014	5,697	1.1	161	0.9
First Data Corporation	B / B3	1	2020	5,691	1.1	195	1.1
Archon Group	A- / A3	2	2018	5,455	1.0	235	1.3
Other			Various	221,105	41.1	7,906	45.4
Total				$538,350	100.0	17,418	100.0

(1) This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor’s credit rating and the Moody’s credit rating are provided.

(3) Unless indicated otherwise, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of the space is subleased to Aon Corporation.

(6) US Bank’s lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.9 million of Annualized Lease Revenue, expires in 2023. US Bancorp’s lease at US Bancorp Center for approximately 635,000 square feet, representing $18.9 million of Annualized Lease Revenue, expires in 2014.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of June 30, 2012

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$10,091	1.9
AA / Aa	175,513	32.6
A / A	107,326	20.0
BBB / Baa	69,070	12.8
BB / Ba	14,593	2.7
B / B	19,326	3.6
Below	1,248	0.2
Not rated (2)	141,183	26.2

Total	$538,350	100.0

Lease Distribution

As of June 30, 2012

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	185	34.7	$16,282	3.0	151	0.9
2,501 - 10,000	140	26.3	25,172	4.7	755	4.3
10,001 - 20,000	66	12.4	28,550	5.3	964	5.5
20,001 - 40,000	60	11.2	52,140	9.7	1,738	10.0
40,001 - 100,000	31	5.8	57,048	10.6	1,851	10.6
Greater than 100,000	51	9.6	359,158	66.7	11,959	68.7

Total	533	100.0	$538,350	100.0	17,418	100.0

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor’s credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant’s debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”; and 3) provides a year-over-year comparison of leased percentage on the same subset of stabilized properties under the heading “Same Store Stabilized Analysis”.

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of March 31, 20xx	17,403	20,617	84.4%	18,773	21,516	87.3%
New leases	363			1,018
Expired leases	(213)			(1,075)
Other	10	10		(2)	11

Subtotal	17,563	20,627	85.1%	18,714	21,527	86.9%
Acquisitions during period				147	290
Dispositions during period	(145)	(145)		-	-
As of June 30, 20xx (2) (3)	17,418	20,482	85.0%	18,861	21,817	86.5%

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,124	20,942	86.5%	18,214	20,408	89.2%
New leases	984			1,814
Expired leases	(1,223)			(1,979)
Other	3	10		(3)	7

Subtotal	17,888	20,952	85.4%	18,046	20,415	88.4%
Acquisitions during period	-	-		815	1,402
Dispositions during period	(470)	(470)		-	-
As of June 30, 20xx (2) (3)	17,418	20,482	85.0%	18,861	21,817	86.5%

Stabilized Portfolio Analysis
Less value-add properties (4)	(627)	(1,432)	43.8%	(701)	(1,406)	49.9%
Stabilized Total (2) (3)	16,791	19,050	88.1%	18,160	20,411	89.0%

Same Store Analysis
Less acquisitions/dispositions after June 30, 2011 (4) (5)	(500)	(616)	81.2%	(1,830)	(1,969)	92.9%
Same Store Total (2) (3) (6)	16,918	19,866	85.2%	17,031	19,848	85.8%

Same Store Stabilized Analysis
Less value-add same store properties (4)	(688)	(1,406)	48.9%	(701)	(1,406)	49.9%
Same Store Stabilized Total (2) (3)	16,230	18,460	87.9%	16,330	18,442	88.5%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2012 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, D.C. As of June 30, 2012, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of September 30, 2013.

(4) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 32 and 33, respectively.

(5) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 579,000 square feet for the current period and 603,000 square feet for the prior period, Piedmont’s same store commenced leased percentage was 82.2% and 82.8%, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended June 30, 2012

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	450	76%	2.2%	(16.1%)	(8.8%)

Leases executed for spaces excluded from analysis (5)	145	24%

	Six Months Ended June 30, 2012

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	805	77%	3.9%	(11.3%)	(5.3%)

Leases executed for spaces excluded from analysis (5)	236	23%

(1) The population analyzed consists of consolidated office leases executed during the period (retail leases, as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets, were excluded from this analysis) with lease terms greater than one year. Spaces with downtime greater than one year were excluded from this analysis.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of June 30, 2012

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES

	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	3,064	15.0	$0	0.0	N/A
2012(2)	20,934	3.9	754	3.7	6,949	1.3	33.2
2013	66,338	12.3	1,540	7.5	22,190	4.1	33.4
2014	51,812	9.6	1,493	7.3	3,572	0.7	6.9
2015	43,884	8.2	1,551	7.6	33	0.0	0.1
2016	29,390	5.5	1,025	5.0	1,435	0.3	4.9
2017	37,803	7.0	1,196	5.8	1,845	0.3	4.9
2018	51,593	9.6	1,726	8.4	8,733	1.6	16.9
2019	47,332	8.8	1,777	8.7	19,839	3.7	41.9
2020	25,566	4.8	992	4.8	9,403	1.7	36.8
2021	14,447	2.7	502	2.5	0	0.0	0.0
2022	21,748	4.0	711	3.5	0	0.0	0.0
2023	37,626	7.0	1,627	7.9	0	0.0	0.0
2024	22,225	4.1	694	3.4	0	0.0	0.0
2025	7,258	1.3	295	1.4	0	0.0	0.0
Thereafter	60,394	11.2	1,535	7.5	28,953	5.4	47.9

Total / Weighted Average	$538,350	100.0	20,482	100.0	$102,952	19.1

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 10,600 square feet and Annualized Lease Revenue of $364,996, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of June 30, 2012 aggregating 10,251 square feet and Annualized Lease Revenue of $757,275.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Quarter

As of June 30, 2012

(in thousands)

	Q3 2012 (1)		Q4 2012		Q1 2013		Q2 2013
	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	20	$405	47	$916	0	$0	8	$267
Austin	0	0	0	0	0	0	0	0
Boston	0	0	4	189	0	32	0	0
Central & South Florida	0	0	4	113	0	0	0	0
Chicago	83	2,598	15	481	47	1,681	43	1,267
Cleveland	3	0	102	1,580	0	0	0	0
Dallas	0	4	16	352	0	0	5	134
Denver	0	0	0	0	0	0	0	0
Detroit	0	0	0	0	0	0	0	0
Houston	0	0	11	345	0	0	0	0
Los Angeles	0	1	43	1,748	2	50	47	1,523
Minneapolis	3	112	5	115	16	524	5	160
Nashville	0	0	0	0	0	0	0	0
New York	8	323	150	3,318	11	306	5	124
Philadelphia	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	0	0
Portland	0	0	0	0	0	0	0	0
Washington, D.C.(3)	230	10,503	10	516	343	21,357	71	330

Total / Weighted Average (4)	347	$13,946	407	$9,673	419	$23,950	184	$3,805

(1) Includes leases with an expiration date of June 30, 2012 aggregating 10,251 square feet and Expiring Lease Revenue of $341,508. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Approximately 220,000 square feet and $10.0 million of expiring lease revenue in the third quarter of 2012 is related to the lease with the United States of America (National Park Service), which is expected to hold over.

(4) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Lease Expirations by Year

As of June 30, 2012

(in thousands)

	12/31/2012 (1)		12/31/2013		12/31/2014		12/31/2015		12/31/2016

	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	67	$1,321	19	$582	29	$623	29	$504	18	$194
Austin	0	0	0	0	0	0	0	0	195	6,042
Boston	4	189	0	32	27	1,884	135	2,791	3	185
Central & South Florida	4	113	22	568	18	458	17	388	65	1,592
Chicago	98	3,079	621	24,188	29	3,516	187	5,130	82	2,381
Cleveland	105	1,580	10	218	0	0	0	0	13	294
Dallas	16	356	18	455	41	1,010	287	6,417	7	150
Denver	0	0	0	0	0	0	0	0	156	2,919
Detroit	0	0	86	750	6	124	132	3,890	31	678
Houston	11	345	0	0	0	0	0	0	0	17
Los Angeles	43	1,749	57	1,869	5	1,550	428	14,882	88	2,637
Minneapolis	8	227	48	1,586	687	18,841	103	3,656	33	1,039
Nashville	0	0	0	0	0	0	0	0	0	0
New York	158	3,641	39	1,632	96	4,028	66	2,401	280	8,988
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	132	1,947	0	0
Portland	0	0	0	0	0	0	0	0	0	0
Washington, D.C.(3)	240	11,019	620	31,233	555	19,226	35	1,718	54	2,388

Total / Weighted Average (4)	754	$23,619	1,540	$63,113	1,493	$51,260	1,551	$43,724	1,025	$29,504

(1) Includes leases with an expiration date of June 30, 2012 aggregating 10,251 square feet and Expiring Lease Revenue of $341,508. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Approximately 220,000 square feet and $10.0 million of expiring lease revenue in 2012 is related to the lease with the United States of America (National Park Service), which is expected to hold over.

(4) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 24 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures & Commitments

For the quarter ended June 30, 2012

Unaudited ($ in thousands)

	For the Three Months Ended

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011

Non-incremental
Bldg / construction / dev	$1,959	$1,426	$3,650	$1,063	$1,315
Tenant improvements	4,809	5,367	8,463	4,748	7,367
Leasing costs	11,013	1,273	3,279	8,718	4,667

Total non-incremental	17,781	8,066	15,392	14,529	13,349
Incremental
Bldg / construction / dev	5,721	2,241	2,040	1,646	983
Tenant improvements	12,044	5,938	10,862	7,154	4,770
Leasing costs	1,687	1,925	12,791	1,464	1,372

Total incremental	19,452	10,104	25,693	10,264	7,125

Total capital expenditures	$37,233	$18,170	$41,085	$24,793	$20,474

Tenant improvement commitments (1)
Tenant improvement commitments outstanding as of March 31, 2012					$137,280
New tenant improvement commitments related to leases executed during period					15,589
Tenant improvement expenditures				(16,853)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments				(28)

Tenant improvement commitments fulfilled, expired or other adjustments					(16,881)

Total as of June 30, 2012					$135,988

Tenant improvement commitments - Incremental capital when fulfilled					$38,798
Tenant improvement commitments - Non-incremental capital when fulfilled					97,190

Total as of June 30, 2012					$135,988

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties.

(1) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont’s financial statements. The four largest commitments total approximately $75.8 million, or 56% of total outstanding commitments.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

			For the Year Ended
	For the Three Months Ended June 30, 2012	For the Six Months Ended June 30, 2012	2011	2010	2009
Renewal Leases
Number of leases	13	21	48	37	34
Square feet	233,673	515,585	2,280,329	1,241,481	1,568,895
Tenant improvements per square foot (1)	$14.24	$6.45	$33.29	$14.40	$12.01
Leasing commissions per square foot	$8.04	$4.60	$9.97	$8.40	$5.51
Total per square foot	$22.28	$11.05	$43.26	$22.80	$17.52

Tenant improvements per square foot per year of lease term	$2.43	$1.45	$3.93	$1.74	$1.44
Leasing commissions per square foot per year of lease term	$1.37	$1.03	$1.18	$1.02	$0.66
Total per square foot per year of lease term (2)	$3.80	$2.48	$5.11	$2.76	$2.10

New Leases
Number of leases	27	44	76	56	28
Square feet	361,675	525,184	1,588,271	866,212	700,295
Tenant improvements per square foot (1)	$45.89	$37.94	$41.21	$32.65	$45.04
Leasing commissions per square foot	$14.95	$16.55	$15.38	$11.28	$17.12
Total per square foot	$60.84	$54.49	$56.59	$43.93	$62.16

Tenant improvements per square foot per year of lease term	$4.63	$4.06	$4.19	$4.16	$4.05
Leasing commissions per square foot per year of lease term	$1.51	$1.77	$1.57	$1.44	$1.54
Total per square foot per year of lease term	$6.14	$5.83	$5.76	$5.60	$5.59

Total
Number of leases	40	65	124	93	62
Square feet	595,348	1,040,769	3,868,600	2,107,693	2,269,190
Tenant improvements per square foot (1)	$33.47	$22.34	$36.54	$21.90	$22.21
Leasing commissions per square foot	$12.24	$10.63	$12.19	$9.59	$9.09
Total per square foot	$45.71	$32.97	$48.73	$31.49	$31.30

Tenant improvements per square foot per year of lease term	$4.02	$3.22	$4.05	$2.70	$2.42
Leasing commissions per square foot per year of lease term	$1.47	$1.53	$1.35	$1.18	$0.99
Total per square foot per year of lease term	$5.49	$4.75	$5.40	$3.88	$3.41

NOTE: This information is presented for our consolidated office assets only. Beginning with 2012, all leases for consolidated office properties, including short-term leases (leases for a term of less than one year), are included in the information presented above. Prior to 2012, short-term leases were excluded from this information. Management believes that short-term leases completed prior to 2012 would have an immaterial impact to the data presented herein.

(1) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(2) During 2011, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2011 would be $2.80.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of June 30, 2012

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Washington, D.C.	14	$120,785	22.4	3,055	14.9	2,803	91.8
Chicago	6	118,879	22.1	4,772	23.3	3,438	72.0
New York	7	80,250	14.9	2,658	13.0	2,476	93.2
Minneapolis	4	43,781	8.1	1,613	7.9	1,480	91.8
Los Angeles	4	27,294	5.1	999	4.9	799	80.0
Boston	6	25,804	4.8	1,023	5.0	1,013	99.0
Dallas	7	24,942	4.6	1,276	6.2	1,139	89.3
Detroit	4	17,235	3.2	930	4.5	779	83.8
Atlanta	6	15,258	2.8	1,042	5.1	639	61.3
Philadelphia	1	14,267	2.7	761	3.7	761	100.0
Houston	2	13,552	2.5	463	2.3	434	93.7
Phoenix	4	9,074	1.7	564	2.7	477	84.6
Central & South Florida	4	7,854	1.5	476	2.3	337	70.8
Nashville	1	7,275	1.4	312	1.5	312	100.0
Austin	1	6,042	1.1	195	1.0	195	100.0
Cleveland	2	3,139	0.6	187	0.9	180	96.3
Denver	1	2,919	0.5	156	0.8	156	100.0

Total / Weighted Average	74	$538,350	100.0	20,482	100.0	17,418	85.0

Piedmont Office Realty Trust, Inc.

Geographic Diversification by Location Type

As of June 30, 2012

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)

Washington, D.C.	DC, VA, MD	9	20.0	2,574	12.6	5	2.4	481	2.3	14	22.4	3,055	14.9
Chicago	IL	2	18.6	3,647	17.8	4	3.5	1,125	5.5	6	22.1	4,772	23.3
New York	NY, NJ	1	7.4	1,027	5.0	6	7.5	1,631	8.0	7	14.9	2,658	13.0
Minneapolis	MN	1	5.2	928	4.6	3	2.9	685	3.3	4	8.1	1,613	7.9
Los Angeles	CA	3	4.5	865	4.2	1	0.6	134	0.7	4	5.1	999	4.9
Boston	MA	2	2.2	173	0.9	4	2.6	850	4.1	6	4.8	1,023	5.0
Dallas	TX	0	0.0	0	0.0	7	4.6	1,276	6.2	7	4.6	1,276	6.2
Detroit	MI	1	1.8	493	2.4	3	1.4	437	2.1	4	3.2	930	4.5
Atlanta	GA	2	1.7	558	2.7	4	1.1	484	2.4	6	2.8	1,042	5.1
Philadelphia	PA	1	2.7	761	3.7	0	0.0	0	0.0	1	2.7	761	3.7
Houston	TX	0	0.0	0	0.0	2	2.5	463	2.3	2	2.5	463	2.3
Phoenix	AZ	0	0.0	0	0.0	4	1.7	564	2.7	4	1.7	564	2.7
Central & South Florida	FL	0	0.0	0	0.0	4	1.5	476	2.3	4	1.5	476	2.3
Nashville	TN	1	1.4	312	1.5	0	0.0	0	0.0	1	1.4	312	1.5
Austin	TX	0	0.0	0	0.0	1	1.1	195	1.0	1	1.1	195	1.0
Cleveland	OH	0	0.0	0	0.0	2	0.6	187	0.9	2	0.6	187	0.9
Denver	CO	0	0.0	0	0.0	1	0.5	156	0.8	1	0.5	156	0.8

Total / Weighted Average		23	65.5	11,338	55.4	51	34.5	9,144	44.6	74	100.0	20,482	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of June 30, 2012

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	7	1.6	$102,952	19.1	2,400	13.8
Depository Institutions	13	2.9	49,922	9.3	1,732	9.9
Business Services	64	14.5	40,467	7.5	1,411	8.1
Petroleum Refining & Related Industries	1	0.2	31,749	5.9	776	4.4
Nondepository Credit Institutions	15	3.4	31,363	5.8	1,104	6.3
Engineering, Accounting, Research, Management & Related Services	29	6.6	30,827	5.7	938	5.4
Insurance Carriers	22	5.0	30,357	5.6	1,366	7.8
Communications	34	7.7	18,186	3.4	610	3.5
Security & Commodity Brokers, Dealers, Exchanges & Services	28	6.3	17,369	3.3	620	3.6
Educational Services	9	2.0	15,842	3.0	440	2.5
Food & Kindred Products	6	1.4	14,775	2.7	428	2.5
Transportation Equipment	4	0.9	13,838	2.6	518	3.0
Fabricated Metal Products, Except Machinery & Transportation Equipment	4	0.9	12,278	2.3	418	2.4
Electronic & Other Electrical Equipment & Components, Except Computer	9	2.0	11,422	2.1	518	3.0
Measuring, Analyzing, And Controlling Instruments; Medical and Other Goods	8	1.8	11,364	2.1	659	3.8
Other	189	42.8	105,639	19.6	3,480	20.0

Total	442	100.0	$538,350	100.0	17,418	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of June 30, 2012

Acquisitions Over Previous Eighteen Months

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	$18,500	150	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	49
The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	85,300	440	100
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	19
Gavitello Land Parcels	Atlanta, GA	6/28/2012	100	N/A	2,500	N/A	N/A

					$391,325	2,018	55

Dispositions Over Previous Eighteen Months

Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)

360 Interlocken Boulevard (2)	Broomfield, CO	6/2/2011	4	1996	$9,150	52	100
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	32,000	156	19
47300 Kato Road (2)	Fremont, CA	8/25/2011	78	1982	3,825	58	0
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82
35 West Wacker Drive (2)	Chicago, IL	12/15/2011	96.5	1989	401,000	1,118	100
Willamette	Beaverton, OR	3/19/2012	100	1988	7,050	73	100
Rogue	Beaverton, OR	3/19/2012	100	1998	13,550	105	100
Deschutes (3)	Beaverton, OR	3/19/2012	100	1989	7,150	73	50
Rhein	Beaverton, OR	3/19/2012	100	1990	10,250	74	100
Portland Land Parcels	Beaverton, OR	3/19/2012	100	N/A	5,942	N/A	N/A
26200 Enterprise Way	Lake Forest, CA	5/31/2012	100	2000	28,250	145	100

					$557,417	2,118	87

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented represents the estimated fair value of the real estate assets comprising the property as of the date of the transaction. Percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont’s assumption of ownership of the asset.

(2) Sale price and rentable square footage are gross figures and have not been adjusted for Piedmont’s ownership percentage.

(3) The property would have been 100% leased upon sale had Piedmont not exercised a landlord termination option for one full floor in anticipation of a potential lease with Nike, Inc., the ultimate purchaser of the property.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of June 30, 2012

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	54	49
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	33	22
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	34	19

					$272,450	1,432	44	37

Properties Removed From Value-Add Classification This Quarter

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)

1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	$18,500	150	81	18

(1) Property was acquired through the foreclosure of an equity ownership interest. Percent leased at acquisition reflects the space leased by Marsh USA as vacant, as the tenant had already announced plans to vacate prior to Piedmont’s assumption of ownership of the asset.

Piedmont Office Realty Trust, Inc.

Other Investments

As of June 30, 2012

Industrial Properties	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

112 Hidden Lake Circle	Duncan, SC	100	1987		$9,446	313.4	100
110 Hidden Lake Circle	Duncan, SC	100	1987		15,441	474.0	100

					$24,887	787.4	100

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

20/20 Building	Leawood, KS	57	1992	$2,529	$4,456	68.3	91
4685 Investment Drive	Troy, MI	55	2000	5,028	9,141	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,662	19,382	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,747	10,776	148.2	57
Two Park Center	Hoffman Estates, IL	72	1999	11,055	15,377	193.7	39

				$37,021	$59,132	688.5	72

Land Parcels	Location					Acres

Gavitello	Atlanta, GA					2.0
Enclave Parkway	Houston, TX					4.7
Durham Avenue	South Plainfield, NJ					8.9
State Highway 161	Irving, TX					4.5

						20.1

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 38-40.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives (“Leasing Costs”) incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendan Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Times Square, 26th Floor	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Michael Knott, CFA	Richard Moore	Chris Caton
Green Street Advisors	RBC Capital Markets	Morgan Stanley
660 Newport Center Drive, Suite 800	Arbor Court	555 California Street, 21st Floor
Newport Beach, CA 92660	30575 Bainbridge Road, Suite 250	San Francisco, CA 94104
Phone: (949) 640-8780	Solon, OH 44139	Phone: (415) 576-2637
Phone: (440) 715-2646

Anthony Paolone, CFA
JP Morgan
277 Park Avenue
New York, NY 10172
Phone: (212) 622-6682

Piedmont Office Realty Trust, Inc.

FFO, Core FFO, & AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

Net income attributable to Piedmont	$30,708	$37,227	$119,020	$51,026	$21,027	$67,935	$54,994

Depreciation	28,033	27,809	27,287	28,102	27,879	55,842	55,033
Amortization	11,539	12,840	15,531	16,616	15,878	24,379	27,984
Impairment loss	-	-	-	-	-	-	-
(Gain) / loss on sale of properties	(10,008)	(17,830)	(95,901)	(26,826)	(45)	(27,838)	(45)
(Gain) / loss on consolidation of VIE	-	-	-	-	388	-	(1,532)

Funds from operations	60,272	60,046	65,937	68,918	65,127	120,318	136,434

Acquisition costs	84	(3)	372	285	716	81	690
(Gain) / loss on extinguishment of debt	-	-	(1,039)	-	-	-	-

Core funds from operations	60,356	60,043	65,270	69,203	65,843	120,399	137,124

Depreciation of non real estate assets	108	93	77	84	168	201	338
Stock-based and other non-cash compensation expense	289	334	1,730	1,111	896	623	1,864
Deferred financing cost amortization	590	803	649	879	1,060	1,392	1,667
Amortization of fair market adjustments on notes payable	-	-	-	471	942	-	942
Straight-line effects of lease revenue	(5,477)	(1,565)	(5,019)	(4,129)	(2,596)	(7,042)	(359)
Amortization of lease related intangibles	(1,785)	(1,532)	(2,215)	(1,817)	(1,670)	(3,316)	(3,033)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	-	-	-	(484)
Acquisition costs	(84)	3	(372)	(285)	(716)	(81)	(690)

Non-incremental capital expenditures	(17,781)	(8,066)	(15,392)	(14,529)	(13,349)	(25,847)	(30,480)

Adjusted funds from operations	$36,216	$50,113	$44,728	$50,988	$50,578	$86,329	$106,889

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Six Months Ended

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

Net income attributable to Piedmont	$30,708	$37,227	$119,020	$51,026	$21,027	$67,935	$54,994

Net income attributable to noncontrolling interest	4	4	91	135	121	8	243
Interest expense	15,943	16,537	17,457	17,804	19,313	32,480	36,487
(Gain) / loss on extinguishment of debt	-	-	(1,039)	-	-	-	-
Depreciation	28,141	27,902	27,364	28,186	28,047	56,043	55,371
Amortization	11,539	12,840	15,531	16,616	15,878	24,379	27,984
Impairment loss	-	-	-	-	-	-	-
(Gain) / loss on sale of properties	(10,008)	(17,830)	(95,901)	(26,826)	(45)	(27,838)	(45)
(Gain) / loss on consolidation of VIE	-	-	-	-	388	-	(1,532)

Core EBITDA	76,327	76,680	82,523	86,941	84,729	153,007	173,502

General & administrative expenses	4,866	5,318	6,241	4,747	7,392	10,184	14,096
Management fee revenue	(626)	(574)	(281)	(110)	(363)	(1,199)	(1,193)
Interest and other income	(305)	(97)	357	74	253	(403)	(3,206)
Lease termination income	(88)	(123)	(320)	33	(1,347)	(212)	(4,751)
Lease termination expense - straight line rent & acquisition intangibles write-offs	165	99	186	260	43	264	479
Straight-line effects of lease revenue	(5,642)	(1,664)	(5,180)	(4,296)	(2,639)	(7,306)	(667)
Net effect of amortization of above/(below) market in-place lease intangibles	(1,785)	(1,532)	(2,239)	(1,911)	(1,670)	(3,316)	(3,204)

Core net operating income - Cash Basis	72,912	78,107	81,287	85,738	86,398	151,019	175,056

Net operating income from:
Acquisitions	(3,886)	(3,150)	(4,489)	(3,393)	(3,446)	(7,036)	(3,444)
Dispositions	(296)	(1,395)	(6,121)	(7,445)	(7,376)	(1,692)	(14,873)
Industrial properties	(245)	(242)	(242)	(254)	(242)	(487)	(479)
Unconsolidated joint ventures	(598)	(590)	(1,013)	(818)	(696)	(1,188)	(1,354)

Same Store NOI - Cash Basis	$67,887	$72,730	$69,422	$73,828	$74,638	$140,616	$154,906

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Six Months Ended
	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

Equity in Income of Unconsolidated JVs	$246	$170	$587	$485	$338	$416	$547

Interest expense	-	-	-	-	-	-	-

Depreciation	300	296	293	296	300	596	602

Amortization	41	41	33	33	33	82	63

(Gain) / loss on sale of properties	-	-	-	(71)	(45)	-	(45)

Core EBITDA	587	507	913	743	626	1,094	1,167

General & administrative expenses	(3)	57	49	29	27	54	102

Interest and other income	(21)	-	-	(1)	-	(21)	-

Core net operating income (accrual basis)	563	564	962	771	653	1,127	1,269

Straight-line effects of lease revenue	35	26	51	47	43	61	85

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	-	-	-	-	-

Core net operating income (cash basis)	$598	$590	$1,013	$818	$696	$1,188	$1,354

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Six Months Ended

	6/30/2012	3/31/2012	12/31/2011	9/30/2011	6/30/2011	6/30/2012	6/30/2011

Revenues:
Rental income	$313	$1,273	$7,607	$8,895	$10,002	$1,586	$20,001
Tenant reimbursements	64	254	4,366	3,756	5,516	318	11,126
Property management fee revenue	-	-	-	-	-	-	-
Other rental income	-	-	-	-	-	-	-

Total revenues	377	1,527	11,973	12,651	15,518	1,904	31,127

Operating expenses:
Property operating costs	69	145	4,698	3,651	6,402	214	12,760
Depreciation	43	237	277	1,820	2,045	280	4,106
Amortization	20	57	95	1,759	1,805	77	3,607
General and administrative	5	3	(12)	41	23	8	40

Total operating expenses	137	442	5,058	7,271	10,275	579	20,513

Interest expense	-	-	(1,278)	(1,568)	(1,551)	-	(3,085)
Interest and other income (expense)	-	-	-	16	(15)	-	(15)
Net income attributable to noncontrolling interest	-	-	(87)	(131)	(117)	-	(235)

Total other income (expense)	-	-	(1,365)	(1,683)	(1,683)	-	(3,335)

Operating income, excluding impairment loss and gain on sale	240	1,085	5,550	3,697	3,560	1,325	7,279

Gain / (loss) on sale of properties	10,008	17,830	95,901	26,756	-	27,838	-

Income from discontinued operations	$10,248	$18,915	$101,451	$30,453	$3,560	$29,163	$7,279

Piedmont Office Realty Trust, Inc.

Property Detail

As of June 30, 2012

Building Name	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	91.1%	91.1%	88.1%
3750 Brookside Parkway	Alpharetta	GA	100.0%	2001	103	91.3%	91.3%	91.3%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	406	71.2%	71.2%	60.3%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	142	0.0%	0.0%	0.0%
The Dupree	Atlanta	GA	100.0%	1997	138	82.6%	82.6%	82.6%
The Medici	Atlanta	GA	100.0%	2008	152	32.9%	32.9%	23.7%
Metropolitan Area Subtotal / Weighted Average					1,042	61.3%	61.3%	55.5%

Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%

Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	22.1%
90 Central Street	Boxborough	MA	100.0%	2001	175	97.1%	97.1%	97.1%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	94.7%	94.7%	94.7%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,023	99.0%	99.0%	81.1%

Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	100.0%	96.8%	96.8%
Windy Point II	Schaumburg	IL	100.0%	2001	300	15.7%	15.7%	15.7%
Aon Center	Chicago	IL	100.0%	1972	2,685	81.8%	70.8%	67.7%
Two Pierce Place	Itasca	IL	100.0%	1991	486	77.4%	76.3%	76.1%
2300 Cabot Drive	Lisle	IL	100.0%	1998	152	76.3%	76.3%	76.3%
500 West Monroe Street	Chicago	IL	100.0%	1991	962	53.7%	47.6%	47.6%
Metropolitan Area Subtotal / Weighted Average					4,772	72.0%	64.4%	62.7%

Cleveland
Eastpoint I	Mayfield Heights	OH	100.0%	2000	102	100.0%	100.0%	100.0%
Eastpoint II	Mayfield Heights	OH	100.0%	2000	85	91.8%	91.8%	71.8%
Metropolitan Area Subtotal / Weighted Average					187	96.3%	96.3%	87.2%

Dallas
3900 Dallas Parkway	Plano	TX	100.0%	1999	120	100.0%	100.0%	40.8%
5601 Headquarters Drive	Plano	TX	100.0%	2001	166	100.0%	100.0%	100.0%
6031 Connection Drive	Irving	TX	100.0%	1999	229	88.6%	88.6%	79.5%
6021 Connection Drive	Irving	TX	100.0%	2000	223	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	89.9%	88.1%	83.0%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	227	58.1%	57.3%	48.0%
Metropolitan Area Subtotal / Weighted Average					1,276	89.3%	88.9%	79.4%

Denver
350 Spectrum Loop	Colorado Springs	CO	100.0%	2001	156	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					156	100.0%	100.0%	100.0%

Detroit
1441 West Long Lake Road	Troy	MI	100.0%	1999	107	79.4%	73.8%	73.8%
150 West Jefferson	Detroit	MI	100.0%	1989	493	73.8%	73.8%	73.4%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					930	83.8%	83.1%	82.9%

Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	152	84.9%	84.2%	65.8%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	77.1%	77.1%
400 TownPark	Lake Mary	FL	100.0%	2008	176	34.1%	31.3%	20.5%
Metropolitan Area Subtotal / Weighted Average					476	70.8%	67.2%	57.4%

Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
1200 Enclave Parkway	Houston	TX	100.0%	1999	150	80.7%	79.3%	9.3%
Metropolitan Area Subtotal / Weighted Average					463	93.7%	93.3%	70.6%

Piedmont Office Realty Trust, Inc.

Property Detail

As of June 30, 2012

Building Name	City	State	Percent Ownership		Year Built	Rentable Square Footage Owned (in thousands)	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%		1990	518	80.3%	80.3%	80.3%
1055 East Colorado Boulevard	Pasadena	CA	100.0%		2001	175	62.3%	62.3%	50.9%
Fairway Center II	Brea	CA	100.0%		2002	134	95.5%	95.5%	77.6%
1901 Main Street	Irvine	CA	100.0%		2001	172	84.9%	80.8%	80.8%
Metropolitan Area Subtotal / Weighted Average						999	80.0%	79.3%	74.9%

Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%		2000	301	74.8%	74.8%	68.8%
US Bancorp Center	Minneapolis	MN	100.0%		2000	928	95.6%	95.3%	90.6%
One Meridian Crossings	Richfield	MN	100.0%		1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%		1998	189	91.5%	91.5%	91.5%
Metropolitan Area Subtotal / Weighted Average						1,613	91.8%	91.6%	87.8%

Nashville
2120 West End Avenue	Nashville	TN	100.0%		2000	312	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						312	100.0%	100.0%	100.0%

New York
1111 Durham Avenue	South Plainfield	NJ	100.0%		1975	237	61.2%	61.2%	61.2%
2 Gatehall Drive	Parsippany	NJ	100.0%		1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	299	73.6%	27.4%	20.7%
Copper Ridge Center	Lyndhurst	NJ	100.0%		1989	268	97.0%	93.3%	92.2%
60 Broad Street	New York	NY	100.0%		1962	1,027	99.8%	99.8%	99.8%
600 Corporate Drive	Lebanon	NJ	100.0%		2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%		2002	297	99.7%	99.7%	99.7%
Metropolitan Area Subtotal / Weighted Average						2,658	93.2%	87.6%	86.7%

Philadelphia
1901 Market Street	Philadelphia	PA	100.0%		1987	761	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average						761	100.0%	100.0%	100.0%

Phoenix
River Corporate Center	Tempe	AZ	100.0%		1998	133	100.0%	100.0%	0.0%
8700 South Price Road	Tempe	AZ	100.0%		2000	132	100.0%	100.0%	100.0%
Desert Canyon 300	Phoenix	AZ	100.0%		2001	149	100.0%	100.0%	100.0%
Chandler Forum	Chandler	AZ	100.0%		2003	150	42.0%	42.0%	42.0%
Metropolitan Area Subtotal / Weighted Average						564	84.6%	84.6%	61.0%

Washington, D.C.
11107 Sunset Hills Road	Reston	VA	100.0%		1985	101	100.0%	98.0%	98.0%
1201 Eye Street	Washington	DC	49.5	% (2)	2001	269	100.0%	100.0%	100.0%
1225 Eye Street	Washington	DC	49.5	% (2)	1986	225	87.1%	84.9%	75.1%
3100 Clarendon Boulevard	Arlington	VA	100.0%		1987	250	100.0%	100.0%	100.0%
400 Virginia Avenue	Washington	DC	100.0%		1985	224	93.8%	93.8%	93.8%
4250 North Fairfax Drive	Arlington	VA	100.0%		1998	304	100.0%	100.0%	100.0%
9211 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%	100.0%
9221 Corporate Boulevard	Rockville	MD	100.0%		1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%		1991	334	100.0%	100.0%	100.0%
9200 Corporate Boulevard	Rockville	MD	100.0%		1982	109	100.0%	100.0%	100.0%
11109 Sunset Hills Road	Reston	VA	100.0%		1984	41	0.0%	0.0%	0.0%
Two Independence Square	Washington	DC	100.0%		1991	561	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%		2007	186	68.8%	65.6%	65.1%
Piedmont Pointe II	Bethesda	MD	100.0%		2008	221	50.2%	42.1%	18.6%
Metropolitan Area Subtotal / Weighted Average						3,055	91.8%	90.7%	88.3%
Grand Total						20,482	85.0%	82.2%	77.5%

(1) Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportionate adjustments for tenants receiving only partial rent abatements).

(2) Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity’s joint venture agreement.

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; the demand for office space, rental rates and property values may continue to lag the general economic recovery; our $500 Million Unsecured Facility matures in August 2012 and a failure to renew this facility could cause our business, results of operations, cash flows, financial condition and access to capital to be adversely affected; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in the political environment and reduction in federal and/or state funding of our government tenants; we are and may continue to be subject to litigation; our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.